Exhibit 99.1

First Mid-Illinois Bancshares to Acquire SCB Bancorp, Inc.

MATTOON, Ill. and DECATUR, Ill., June 12, 2018 (GLOBE NEWSWIRE) -- First Mid-Illinois Bancshares, Inc. (“First Mid”) (NASDAQ:FMBH) and SCB Bancorp, Inc. (“SCB”) announced today the execution of a definitive agreement under which First Mid will acquire all of the outstanding shares of SCB.  SCB is the holding company for Soy Capital Bank and Trust Company (“Soy Capital Bank”), which includes a wholly owned subsidiary, J.L. Hubbard Insurance and Bonds (“J.L. Hubbard”).

Under the terms of the agreement, SCB shareholders may elect to exchange each share of SCB common stock for either 8.0228 shares of First Mid common stock or $307.93 in cash, subject to certain potential adjustments.  Overall elections are subject to proration such that, depending on the number of shares of SCB common stock electing First Mid common stock between 19 and 32.5 percent of the SCB shares will be exchanged for cash, and between 67.5 and 81 percent will be exchanged for First Mid common stock.  Additionally, SCB’s outstanding stock options will be fully vested upon consummation of the merger, and all outstanding SCB options that are unexercised prior to the closing will be cashed out.  Based upon First Mid’s 10-day volume weighted average price through June 8th of $38.38 per share, the aggregate consideration paid by First Mid is approximately $70.4 million.  In addition, SCB intends on issuing an aggregate of $25 million of its cash as a special dividend to its shareholders, and as a corresponding reduction to the exercise price of outstanding options, immediately prior to the close of the transaction.

SCB is a $437 million asset financial services holding company headquartered in Decatur, IL and operates out of six key regions including Bloomington, Champaign, Decatur, Kankakee, Peoria and Springfield.  Soy Capital Bank has 10 branch locations and provides full banking services, as well as two additional lines of business that generate significant non-interest income in insurance services and agricultural management services.  J.L. Hubbard is the largest community bank owned insurance company in the state of Illinois with gross revenues of approximately $10.1 million in 2017.  This division is a full service insurance agency offering commercial insurance, personal insurance, employee benefits packages, and surety bonds.  The agricultural services division is the largest farm manager in Illinois with approximately 248,000 acres of farmland under management across eleven states and also provides farmland brokerage and appraisal services.

“The acquisition of SCB strengthens First Mid’s commitment to community banking and further enhances our various lines of business providing an attractive loan and deposit portfolio and a significant increase in non-interest income through services that we are very familiar with,” said Joe Dively, Chairman and Chief Executive Officer of First Mid.  “SCB has a long history of delivering excellent service with a community-minded focus and an unmatched diversity of revenue.  All three of First Mid’s lines of business, the bank, insurance and wealth and farm management, align perfectly with SCB’s franchise.”

Following completion of the transaction, First Mid is expected to have approximately $3.8 billion in total assets.  In addition, First Mid’s wealth and farm management business will have approximately $3.9 billion in assets under management and the combined insurance business will be approximately $14.0 million in annual revenue.  First Mid’s non-interest income will increase from 25% of revenue to approximately 31%.

Bob Smith, Chief Executive Officer of SCB, said, “First Mid is a perfect fit both culturally and strategically for our customers, employees and shareholders.  The combination creates a larger organization that will broaden and advance the products and services available to our customers.  First Mid’s stock, which trades on NASDAQ, will provide our shareholders with enhanced liquidity and ownership in one of the most respected and best performing banks in the region.”

The transaction has been unanimously approved by each company’s board of directors and is expected to close in late-2018, subject to regulatory approvals, the approval of SCB’s stockholders and the satisfaction of customary closing conditions.

FIG Partners, LLC acted as financial advisor and Schiff Hardin LLP served as legal advisor to First Mid. Piper Jaffray & Co. acted as financial advisor and Thomas M. Shade served as legal advisor to SCB.

A slide presentation relating to the transaction can be accessed under the investor relations section of First Mid’s website at www.firstmid.com.  In addition, the presentation is included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission announcing the transaction.

About First Mid: First Mid’s mission is to fulfill the financial needs of its communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for customers and shareholders.  First Mid has grown into a $3.3 billion community-focused organization that provides financial services through a network of 59 banking centers in 42 Illinois and Missouri communities.  First Mid also has approximately $1.5 billion in assets under management through its trust and wealth management division and offers insurance services under First Mid Insurance Group.  More information about First Mid is available on its website at www.firstmid.com.  The stock is traded on The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

About SCB: SCB, headquartered in Decatur, Illinois, is a privately-held, $438 million asset bank holding company for Soy Capital Bank and Trust, which provides community banking services primarily in Macon, McLean, Kankakee, Peoria, Champaign, and surrounding counties.  In addition, it operates an insurance division under the name J.L. Hubbard Insurance and Bonds and is the largest farm management company in the state of Illinois with approximately 248,000 acres under management.  More information about SCB is available on its website at www.soybank.com.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid-Illinois Bancshares, Inc. (“First Mid”) and SCB Bancorp, Inc., an Illinois corporation (“SCB”), such as discussions of First Mid’s and SCB’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and SCB intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and SCB, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and SCB will not be realized or will not be realized within the expected time period; the risk that integration of the operations of SCB with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to obtain the required stockholder approval; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of required regulatory and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and SCB; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and SCB’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and SCB; and accounting principles, policies and guidelines. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Important Information about the Merger and Additional Information

First Mid will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of SCB that also constitutes a prospectus of First Mid, which will be sent to the stockholders of SCB. Investors in SCB are urged to read the proxy statement/prospectus, which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to First Mid-Illinois Bancshares, P.O. Box 499, Mattoon, IL 61938, Attention: Investor Relations; or to SCB Bancorp, Inc., 455 North Main Street, Decatur, Illinois 62523, Attention: Investor Relations. A final proxy statement/prospectus will be mailed to the stockholders of SCB.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation
First Mid and SCB, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 16, 2018. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

First Mid Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

SCB Contact:
Robert C. Smith
217-428-7781
rcsmith@soybank.com